PURCHASE AGREEMENT


     This Purchase Agreement (the "Agreement") is made as of the 16th day of December, 1997, between RUBY TUESDAY, INC., a Georgia corporation, whose address is 4721 Morrison Drive, Mobile, Alabama 36609-3350 (herein "Seller"), and RT Southwest Franchise, LLC, a Delaware limited liability company, whose address is 9848 E. Cinnabar Avenue, Scottsdale, Arizona 85258 (herein "Buyer").

1. Introduction. Seller is now conducting the business of operating restaurants under the trade name Ruby Tuesday at each of the six (6) location(s) listed on Exhibit A attached hereto (individually, an "Existing Restaurant," and collectively, the "Existing Restaurants"). Seller is also in the process of constructing one (1) additional Ruby Tuesday restaurant at the location described in Exhibit A (the "Construction Restaurant"). Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, certain assets of Seller used exclusively in operating the Existing and Construction Restaurants, upon the terms and conditions set out in this Agreement. Seller and Buyer wish the Existing and Construction Restaurants to continue to operate under the name and marks Ruby Tuesday and the system developed by Seller for operating Ruby Tuesday Restaurants in connection with the Seller's Franchise/Partner Program (the "Franchise/Partner Program"). Seller and Buyer wish to also establish a relationship pursuant to which Buyer will develop sixteen (16) new Ruby Tuesday restaurants ("New Restaurant(s)") in the Designated Market Areas of Phoenix, Arizona; Tucson, Arizona; Yuma, Arizona; Albuquerque, New Mexico; Santa Fe, New Mexico and El Paso, Texas (the "Territory"). The terms under which Buyer will develop such New Restaurants will be set forth in a separate Development Agreement (the "Development Agreement"). The terms under which Buyer will operate the twenty three (23) Existing, Construction and New Restaurants
(collectively referred to as the "Restaurants") will be set forth in separate Operating Agreements for each applicable restaurant (the "Operating Agreements"). Therefore, in consideration of the premises, the mutual representations, warranties, covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

2. Development Agreement, Operating Agreement, Support Services Agreement, Participation and Operating Agreement, SunTrust Loan Documents
and Related Agreements.	  Simultaneous with the execution of this
Agreement, Buyer shall execute, and perform pursuant to, the Development Agreement applicable to the New Restaurants, the form of Operating Agreement for the first New Restaurant to be developed (the "Standard Operating Agreement"), the Support Services Agreement specifying certain services and assistance to be provided by the Seller to Buyer related to the operation of the Restaurants and the conditions for the performance of those services (the "Support Services Agreement"), and such other related agreements customarily executed in connection with the Ruby Tuesday Franchise/Partner Program (including Power of Attorneys related to tax records, telephone listings, and the internet). James F. Deyo, III, individually (the "Controlling Principal"), Buyer, and Seller shall also have entered into a Participation and Operating Agreement (the "Participation Agreement") simultaneously with the execution of this Agreement that specifies the terms and conditions of the relationship of the members and management of Buyer, and Controlling Principal shall have made the capital contribution required thereby. The Controlling
Principal shall have also entered into an Employment Agreement with Buyer in the form acceptable to Seller (the "Employment Agreement"). Forms of such Development Agreement, Standard Operating Agreement, Support Services Agreement, Participation Agreement and Employment Agreement are attached hereto as Exhibits G-1 through G-5, respectively. Buyer also shall have executed the required loan documents in connection with the line of credit offered by Sun Trust Bank in connection with the Franchise Partner Program, including a line of credit agreement (the "SunTrust Credit Agreement"), master promissory note (the "SunTrust Note"), security agreement (the "SunTrust Security Agreement"), guaranty agreement (the "SunTrust Guaranty") and other documents required in connection therewith (collectively, the "SunTrust Loan Documents).

3. Sale and Purchase of Assets; Assumption of Liabilities. The consummation of the transactions provided for herein (the "Closing") shall take place at the offices of Seller upon such date and at such time as is designated by Seller in writing (the "Closing Date"), provided, however, the Closing shall take place on or after the date that is the later to occur of (i) the date that the temporary liquor licenses for the Existing and Construction Restaurants have been issued to Buyer by the applicable state licensing authority governing the sale of alcoholic beverages, or (ii) the date that Buyer has received a firm commitment for financing for the purchase of the Existing and Construction Restaurants on terms reasonably acceptable to Buyer (Buyer agrees that terms not materially different form those described in the Uniform Franchise Offering Circular dated October 15, 1997, delivered to Controlling Principal on November 3, 1997 [and Supplement to Item 19 dated October 15, 1997, delivered to Controlling Principal on November 2, 1997] are acceptable to Buyer); provided, however, in the event the conditions described in subsections 3.(i) and 3.(ii) above are satsified prior to March 1, 1998, Seller, in its sole discretion, may cause the Closing to occur on a date designated by Seller on or after March 1, 1998. On the Closing Date and at the Closing:

     (a) Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, Buyer shall purchase from Seller, and Seller shall sell, transfer, assign, convey and deliver, all of Seller's right, title and interest in and to the following assets of Seller used exclusively in the operation of the Existing and Construction Restaurants (the "Assets"), which Assets shall be conveyed AS-IS, WHERE-IS, WITH ALL
FAULTS:

          (i) all stock in trade and merchandise in Seller's inventory used by Seller exclusively in the conduct of the Existing and Construction Restaurants as of the Closing Date (the "Inventory");

          (ii) all furniture, fixtures, furnishings and other equipment used by Seller exclusively in the conduct of the Existing and Construction Restaurants as of the Closing Date (the "Personal Property");

          (iii) all rights of Seller pursuant to all contracts, leases (except for any interest of Seller in any lease with any third party regarding the premises at which the Existing or Construction Restaurants are operated, other than the interest(s), if any, to be subleased to Buyer pursuant to the form of sublease attached hereto as Exhibit H ( the "Sublease(s)")), warranties, commitments, agreements, purchase and sale orders and other executory commitments of Seller related solely to the Existing and Construction Restaurants as of the Closing Date (the "Contracts");

          (iv) all rights of Seller in and to the structure(s), building(s) and other improvements, if any, listed as owned by Seller on Exhibit A at the premises where the Existing and Construction Restaurants are located; and

          (v) all rights of Seller in and to the two (2) parcels of real estate that Seller owns on which two (2) of the Existing Restaurants are located, as described in Exhibit A to this Agreement.

Notwithstanding the foregoing, the Assets do not include the following assets of Seller:

          (i)  Seller's accounts or notes receivable;

          (ii) Seller's cash on hand at the Existing and/or Construction Restaurants;

          (iii) Seller's trade name, trademarks, service marks, copyrights and all other intellectual property or intangible property of Seller; and

          (iv)  to the extent that the Existing and Construction
Restaurants are operated on premises leased by Seller from a third party (or third parties), all rights of Seller in any leasehold or other interest in the premises at which the Existing and Construction
Restaurants are operated (except for any interest(s) to be subleased to Buyer pursuant to the Sublease(s)).

     (b) Assumption of Liabilities. Subject to the terms and conditions of this Agreement, Seller shall assign, and Buyer shall assume and agree to satisfy, pay, discharge, perform and fulfill, as applicable, as they become due, without charge or cost to Seller except as provided for in this Agreement, and agrees to hold Seller harmless with respect to, the following liabilities and obligations of Seller (the "Assumed Liabilities"):

          (i) all liabilities and obligations of Seller related to owning the Assets and operating the Existing and Construction Restaurants on and after the Closing Date except for the Excluded Liabilities described below; and

          (ii) all liabilities and obligations of Seller under the Contracts that arise or are attributable to events or conditions occurring on or after the Closing Date.

Notwithstanding the foregoing, the Assumed Liabilities shall not include the following liabilities or obligations of Seller (the "Excluded
Liabilities"):

          (i) except to the extent otherwise provided in this Agreement, any liabilities or obligations of Seller to be performed prior to the Closing Date; and

          (ii) Seller's accounts payable, notes payable and other obligations for or related to Seller's indebtedness to banks or financial institutions.

4. Purchase Price. In consideration of the sale of Assets and assumption of the Assumed Liabilities, at the Closing, Buyer shall deliver to Seller the following (collectively, the "Purchase Price"):

     (i) Ten Million Five Hundred Fifty Thousand Dollars ($10,550,000) (the "Base Price");

     (ii) any sales taxes, recording taxes and/or fees, and/or other taxes and/or fees due on the sale of Assets and assumption of Liabilities contemplated by this Agreement (the "Transaction Taxes").

     (a) Payment of the Purchase Price. The Purchase Price shall be paid as follows:

          (i) by the delivery of the sum of (A) seventy five percent (75%) of the Base Price, plus (B) the Transaction Taxes, all to be paid by certified check drawn on a local bank or by wire transfer of funds; and

          (ii) by the delivery to Seller of Buyer's promissory note, dated the Closing Date, in favor of Seller in the original principal amount equal to twenty-five percent (25%) of the Base Price (the "Note") in the form attached hereto as Exhibit B. As security for the payment of the Note and the other obligations of Buyer to Seller, Buyer shall deliver to Seller a Security Agreement, dated as of the Closing Date, in the form attached hereto as Exhibit C, a second lien mortgage/deed of trust, dated as of the Closing Date, with respect to the parcels of real estate described in Section 3.(a)(v) in a form satisfactory to Seller (the "Second Mortgage"), and such other documents as may be reasonably required by Seller to perfect a security interest and/or lien for the benefit of Seller in and to Buyer's assets (including, without limitation, UCC-1 financing statements in favor of Seller), and Buyer shall cause the Controlling Principal to enter into a Guaranty in the form attached hereto as Exhibit D.

     (b)  Adjustments to Purchase Price.   At the Closing, the Purchase
Price shall be adjusted as set forth below in this Section 3(b) to reflect the proration of all items of expense or income directly relating to the Assets and the operation of the Existing and/or Construction Restaurants as of the Closing Date. Prorated items shall include the following:
rent, real and personal property taxes, payroll and payroll taxes, insurance premiums, utilities, utilities deposits, security deposits, other prepaid items and other items customarily prorated. The net adjustments shall be made in immediately available funds on a dollar-for-dollar basis, and shall be added to or subtracted from the Purchase Price, as applicable. Any prorations not determinable as of the Closing Date shall be prorated on the basis of the most current information available at Closing; provided, however, Seller and Buyer agree that, upon presentation, on or before the date that occurs one hundred twenty (120) days after the Closing Date or confirmation of (i) overpayment or underpayment based on such estimate, or (ii) a determination of the amount of any proration that cannot be determined as of the Closing Date, the party that has received the benefit of such overpayment, underpayment or failure to determine a proration will reimburse the other party in immediately available funds as soon as possible after receipt of such confirmation. To the extent any of the Existing and/or Construction Restaurants are operated under leases that provide for payment of rent based on a percentage of annual gross sales of such restaurant, such rent shall be calculated in accordance with the terms of the underlying lease and Buyer and Seller shall each be responsible for their respective pro rata share of such percentage rent amount based on the amount of gross
sales occurring during their respective period of ownership.   Such
adjustment shall take place on the date such payments are due under such underlying lease. Seller shall make such payments due to landlord and Buyer shall reimburse Seller for Buyer's share of such payments on receipt of invoice for such amounts due to Seller.

     (c) Allocation of Purchase Price. The aggregate amount of the Purchase Price and the Assumed Liabilities shall be allocated among the Assets in accordance with a schedule (the "Allocation Schedule") to be completed on or prior to the Closing Date. Seller and Buyer hereby agree to use such allocation to complete and file Internal Revenue Service Form 8594 with the Internal Revenue Service.

     (d)  Development and Initial Fees Related to Existing and
Construction Restaurants. The parties agree that the "Development Fees" and "Initial Fees" (as each term is defined under the Franchise Partner Program) related to the Existing and Construction Restaurants are included within the Base Price.

5.  Delivery of Documents and Related Transactions.

     (a) At the Closing, the following documents (the "Closing
Documents"), together with the cash portion of the Purchase Price, shall be delivered as follows:

          (i) Seller shall deliver to Buyer the following executed documents (the "Seller's Documents"):

               1) a bill of sale for the Personal Property and the Inventory substantially in the form of Exhibit E attached hereto (the "Bill of Sale");

               2) an Assignment and Assumption of Liabilities in the form of Exhibit F attached hereto (the "Assignment/Assumption");

               3) to the extent that the Existing and Construction Restaurants operate from premises leased by Seller from a third party (or third parties), the following:

                    (A)  the Sublease(s); and

                    (B) the written consent of each landlord to the Sublease(s), if required;

               4) to the extent that the Existing and Construction Restaurants are operated from premises listed on Exhibit A as owned by Seller, deeds conveying Seller's interest in and to the land, structure(s), building(s) and other improvements at the premises from where the Existing and Construction Restaurants operate, as applicable (the "Deed" or "Deeds").

               5) an Operating Agreement for each of the six (6) Existing Restaurants and the one (1) Construction Restaurant, substantially in the form attached hereto as Exhibit I (collectively, the "Amended Operating Agreements");

               6) other related documents that Buyer may have reasonably requested on or prior to the Closing Date; and

               7) a Certificate of Occasional or Isolated Sale substantially in the form of Exhibit J attached hereto (the "Certificate of Occasional or Isolated Sale");

          (ii) Buyer shall deliver to Seller (x) the cash portion of the Purchase Price, and (y) the following executed documents (the "Buyer's Documents"):

               1)  the Note;

               2)  the Assignment/Assumption accepted by Buyer;

               3) to the extent that the Existing and Construction Restaurants are operated on premises leased by Seller from a third party (or third parties), the executed Sublease(s);

               4) the executed Security Agreement, Second Mortgage(s) and other security documents referred to in Section 4(a)(ii) of this Agreement (collectively the "Security Documents");

               5)  the executed Guaranty (or Guaranties);

               6)  the executed Amended Operating Agreements for the six
(6) Existing Restaurants and the one (1) Construction Restaurant;


               7)  the accepted Bill of Sale;

               8)  a non-foreign person affidavit in accordance with
Section 1445 of the Internal Revenue Code;

               9) any and all licenses, permits, certificates of insurance or other documents required by title company or other lenders to close the sale of the Assets; and

               10) any other related documents that Seller may have reasonably requested on or prior to the Closing Date.


     (b) Further Assurances and Cooperation Post-Closing. Seller and Buyer, from time to time after the Closing (but without obligation separate from the obligations expressly provided by this Agreement), hereby agree to execute, acknowledge and deliver to each other such instruments of conveyance and transfer, and will take such other actions and execute and deliver such other documents, certifications and further assurances, as either party may reasonably request with respect to the assignment, transfer and delivery of the Assets and the assumption of the Assumed Liabilities and the perfection of Seller's security interest in the Assets pursuant to Section 4(a)(ii), in order to consummate in full the transactions provided for herein.

     (c) Employees. Buyer shall offer employment, on substantially the same terms and conditions as currently in effect, to commence on and as of the Closing Date, to each employee of the Existing and Construction Restaurants as of the Closing Date (including, without limitation, any employee who is absent from work on the Closing Date on paid vacation or pursuant to any leave of absence authorized by Seller or required by law (hereinafter, all employees accepting employment with Buyer being referred to collectively as the "Transferred Employees"). Buyer agrees to give the Transferred Employees credit for their years of service with Seller for the purpose of determining any eligibility or vesting provisions that may be contained in employee plans provided to such Transferred Employees by Buyer in connection with their employment with Buyer. Buyer also agrees to give the Transferred Employees credit for all vacation and sick leave accrued during their employment with Seller and to provide, for the fiscal year ending June 6, 1998, the same vacation and sick leave benefits to all Transferred Employees as they would have been eligible to receive under the Seller's policies now in effect.

     (d) Bulk Sales. Buyer hereby waives compliance with any applicable "bulk sales law" or similar law by Seller, and Seller shall indemnify and hold Buyer harmless against any liability under any such laws for losses resulting from non-compliance therewith or Seller's application of the proceeds of the sale of Assets contemplated by this Agreement.

6. Seller's Representations and Warranties. Seller represents and warrants to Buyer the following:

     (a) Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Subject to any consents and approvals required for the consummation of the transactions contemplated herein, Seller possesses all requisite corporate power and authority to own the Assets and operate the Existing Restaurants and to enter into and perform this Agreement and the Seller's Documents. Subject to any consents and approvals required to consummate the transactions contemplated herein, the execution and delivery and performance of each of this Agreement and the Seller's Documents by Seller have been duly authorized by all necessary corporate action. Buyer acknowledges that, as of the date of the execution of this Agreement, Seller has not obtained the requisite approval of its board of directors to consummate this transaction, and that such approval is necessary as a condition to complete the transaction contemplated hereunder. This Agreement has been duly executed and delivered on behalf of Seller by duly authorized officers of Seller, and this Agreement constitutes, and the Seller's Documents, when executed and delivered, will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors and general principles of equity.

     (b) Compliance with Laws and Instruments. Except for any consents and approvals required for the consummation of the transactions contemplated herein (including board approval as described in Section 5.(a)), the execution, delivery and performance by Seller of this Agreement and the Seller's Documents will not result in any material violation of or be in conflict with or constitute a material default under any applicable statute, regulation, order, rule, writ, injunction or decree of any court or governmental authority or of the Articles of Incorporation or Bylaws of Seller or of any material agreement or other material instrument to which Seller is a party or is a subject, or constitute a default thereunder.

     (c) Title to Assets. To the knowledge of Seller, Seller has good, valid and marketable title to all of the Assets, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for (i) liens for current real, personal or other property taxes not yet due and payable, and (ii) liens that are immaterial in character, amount or extent, and which do not materially affect the value, or do not materially interfere with the present use of the Assets. There are no existing agreements, options, commitments or rights with, of or to any person (other than Buyer) to acquire any of Seller's interests in the Assets.

     (d) Condition of Assets. Seller makes no representation or warranty as to the condition of the Assets, which shall be conveyed to Buyer on an AS IS, WHERE IS BASIS, WITH ALL FAULTS. Buyer acknowledges that Seller makes no representations that the premises of the Existing or Construction Restaurants are in compliance with the requirements of the Americans with Disabilities Act of 1990 ("ADA"), and that Buyer is responsible for any changes required to the Existing and Contruction Restaurants, or the premises thereof, for ADA compliance, if any are necessary.

     (e) No Finder's Fees. Seller has not employed any broker or finder or incurred any liability for any brokerage fees or commissions or any finder's fees in connection with the negotiations related to this Agreement or the consummation of the transactions contemplated hereby.

     (f) No Litigation. No suit, action or other proceeding, or any injunction or final judgment relating thereto, is pending or, to the knowledge of Seller, threatened, before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the Seller's Documents, or the consummation of the transactions contemplated hereby and thereby, and no investigation that might result in any such suit, action or proceeding is pending or, to the knowledge of Seller, threatened.

     (g)  Completion of Construction Restaurant. 	Seller shall
complete, at its expense, the construction and outfitting of the Construction Restaurant and shall stock the Construction Restaurant with initial inventory and such replacement inventory as is required in the normal course of business until the Construction Restaurant is sold to, and franchised by, Buyer as described herein. The Construction Restaurant is currently scheduled to open during the month of March, 1998. In the event the opening occurs following the Closing, Buyer and Seller shall coordinate such opening as described in the applicable Amended Operating Agreement.

7. Buyer's Representations. Buyer represents and warrants to Seller the following:

     (a) Organization and Authority. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. The sole manager member of Buyer is James
F. Deyo, III, and the only members of Buyer are the sole manager member and Seller. Buyer is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business currently requires it to be qualified or would require it to be qualified after the consummation of the transactions provided for in this Agreement and the Buyer's Documents. Buyer possesses all requisite power and authority to enter into and perform this Agreement and the Buyer's Documents. The execution and delivery and performance of this Agreement and the Buyer's Documents by Buyer have been duly authorized by all necessary action (including, without limitation, all necessary action by the manager member of Buyer). This Agreement has been duly executed and delivered on behalf of Buyer by the sole manager member, as duly authorized by Buyer, and this Agreement constitutes, and the Buyer's Documents, when executed and delivered, will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors and general principles of equity.

     (b) Compliance with Laws and Instruments. The execution, delivery and performance by Buyer of this Agreement and the Buyer's Documents will not result in any material violation of or be in conflict with or constitute a material default under any applicable statute, regulation, order, rule, writ, injunction or decree of any court or governmental authority or of the Certificate of Limited Liability Company or Operating Agreement of Buyer or of any material agreement or other material instrument to which Buyer is a party or is subject, or constitute a default thereunder.

     (c) No Finder's Fees. Buyer has not employed any broker or finder or incurred any liability for any brokerage fees or commissions or any finder's fees in connection with the negotiations related to this Agreement or the consummation of the transactions contemplated hereby.

     (d) Independent Investigation. Buyer has had full opportunity to inspect the Existing and Construction Restaurants and the Assets and to ask all questions of Seller regarding the Restaurants and the Assets. Buyer has conducted its own independent investigation relating to all aspects of the Restaurants and has obtained whatever opinions of specialists and experts as it has deemed necessary in making the decisions to enter into this Agreement and the Buyer's Documents and to consummate the transactions contemplated hereby and thereby. Buyer has relied solely on information received by it from such investigation in making such decisions, and Buyer has not relied on information received by it from Seller regarding the past or present earnings of the Restaurants or the prospects of future earnings of the Restaurants in making such decisions.

     (e) Condition of Assets. BUYER ACKNOWLEDGES AND AGREES THAT ALL ASSETS TO BE TRANSFERRED, ASSIGNED OR LICENSED PURSUANT TO THIS AGREEMENT AND THE CLOSING DOCUMENTS SHALL BE TRANSFERRED, ASSIGNED OR LICENSED ON AN "AS IS, WHERE IS" BASIS, WITH ALL FAULTS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5 OF THIS AGREEMENT, SELLER IS MAKING, AND SHALL MAKE, NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, RESPECTING ANY OF THE ASSETS, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMPLIANCE WITH THE ADA, OR ANY OTHER MATTER. FURTHER, BUYER ACKNOWLEDGES THAT BUYER HAS INFORMED ITSELF AS TO THE RESTAURANTS, AND BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER MAKES, AND SHALL MAKE, NO REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE RESTAURANTS.

     (f) No Litigation. No suit, action or other proceeding, or any injunction or final judgment relating thereto, is pending or, to the knowledge of Buyer, threatened before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the Buyer's Documents, or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding is pending or, to the knowledge of Buyer, threatened.

8.  Conditions to Closing.

     (a) Conditions to Obligations of Buyer. All obligations of Buyer under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

          (i) The representations and warranties of Seller contained in this Agreement shall have been true on the date hereof in all material respects, and shall be true in all material respects as of the Closing as if made at the Closing.

          (ii) Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by or prior to or at the Closing.

          (iii) As of the Closing, no suit, action or other proceeding, or any injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

          (iv) Each consent or approval listed on Schedule 7(a)(iv) required or necessary under contract or applicable law for the consummation of the transactions contemplated hereby shall have been obtained; provided, however, those certain consents or approvals identified on such Schedule 7(a)(iv) as being subject to deferral need not have been obtained on or before the Closing to the extent that Seller shall have made appropriate arrangements to secure to Buyer the practical and economic benefits of the agreements or other arrangements to which such consents or approvals relate. Notwithstanding the foregoing, Seller shall not be required to make any additional payment or incur any obligation to any third party in order to obtain any consent or approvals required or necessary for the consummation of the transactions contemplated hereby.

          (v) The documents to be delivered by Seller at Closing pursuant to Section 4(a) shall have been executed and delivered.

          (vi) Buyer shall have received a certificate from Seller, dated the Closing Date and certifying in such detail as Buyer may reasonably request, that the conditions specified in Sections 7(a)(i) and 7(a)(ii) hereof have been fulfilled.

     (b) Conditions to Obligations of Seller. All obligations of Seller under this Agreement are subject to the fulfillment or satisfaction prior to or at the Closing, of each of the following conditions precedent:

          (i) The representations and warranties of Buyer contained in this Agreement shall have been true on the date hereof in all material respects, and shall be true in all material respects as of the Closing if made at the Closing.

          (ii) Buyer shall have performed and complied in all material respects with all terms and conditions of this Agreement or any other agreement by and between Buyer and Seller (or any financing agreements where Seller is a guarantor) required to be performed or complied with by Buyer prior to or at the Closing (including, but not limited to: Buyer shall be in full compliance with all applicable terms and conditions of the Participation Agreement, Employment Agreement, Support Services Agreement, Development Agreement, Standard Operating Agreement, and SunTrust Loan Documents).

          (iii) As of the Closing, no suit, action or other proceedings, or any injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

          (iv) Each consent or approval listed on Schedule 7(a)(iv) as required or necessary under contract or applicable law of the consummation of the transactions contemplated hereby shall have been obtained; provided, however, those certain consents or approvals identified on such
Schedule 7(a)(iv) as being subject to deferral need not have been obtained on or before the Closing, to the extent that Seller shall have made appropriate arrangements to secure to Buyer the practical and economic benefits of the agreements or other arrangements to which such consents or approvals relate. Notwithstanding the foregoing, Seller shall not be required to make any additional payment or incur any obligation to any third party in order to obtain any consent or approvals required or necessary for the consummation of the transactions contemplated hereby.

          (v) The documents to be delivered by Buyer at Closing pursuant to Section 4(a) shall have been executed and delivered.

          (vi) Seller shall have received a certificate from Buyer dated the Closing Date and certifying in such detail as Seller may reasonably request, that the conditions specified in Sections 7(b)(i) and 7(b)(ii) hereof have been fulfilled and that all consents and approvals required or necessary to transfer to Buyer all licenses or permits held by Seller or the Existing and Construction Restaurants with respect to the sale or consumption of alcoholic beverages on the premises at which the Existing and Construction Restaurants operate have been obtained.

     (c) Negotiation in Good Faith in the Event of Partial Performance. In the event that Seller is unable to transfer the Assets or obtain the consents or permits necessary to transfer all of the assets related to the Existing and Construction Restaurants as described herein, the parties agree to negotiate in good faith to reach an agreement acceptable to both parties concerning the disposition of the transaction described herein, which may include the sale of a portion of such Assets to Buyer or the reversing of the transaction. If the parties are unable to reach agreement to continue the relationship, the parties agree to cooperate fully in the termination and dissolution of the relationship.

9. Term and Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

     (a)  by mutual consent of Seller and Buyer;

     (b) by either Seller or Buyer, if such terminating party is not otherwise in default in this Agreement and if the Closing shall not have occurred on or before May 30, 1998 or such other extended date, if any, mutually agreed to by the parties in writing; and

     (c) by either party if there has been a material breach of any representation, warranty, covenant or agreement by the other party that has not been cured or for which adequate assurance (reasonably acceptable to such terminating party) of cure has not been given, in either case within fifteen (15) business days following receipt of notice of such breach.

     (d) by Seller if Buyer is in material default of any of the following agreements: the Participation Agreement, Employment Agreement, Support Services Agreement, Development Agreement, Standard Operating Agreement, or SunTrust Loan Documents.

If either party terminates this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other party specifying the provision hereof pursuant to which such termination is made. Except for any liability for the breach of this Agreement or any of the agreements described in Section 9.(d), upon the termination of this Agreement pursuant to this Section 9, this Agreement shall forthwith become null and void and there shall be no further liability or the obligation on the part of Seller or Buyer hereunder or with respect hereto.

10.  Miscellaneous.

     (a)  Survival.  Unless this Agreement is terminated pursuant to
Section 9(a) or Section 9(b) hereof, all representations, warranties, covenants and agreements made in this Agreement or in a certificate delivered pursuant hereto by the parties hereto shall survive the termination of this Agreement or the consummation of the transactions contemplated hereby, subject to Section 10.(n).

     (b) Notices. All notices, requests, or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered or refused, if delivered personally, or, if delivered by overnight carrier, such as Federal Express, when delivered as follows:

          If delivered to Seller:

          Ruby Tuesday, Inc.
          4721 Morrison Drive
          Mobile, Alabama  36609-3350
          Attn:  Legal Department

          If delivered to Buyer:

          RT Southwest Franchise, LLC
          9848 E. Cinnabar Ave.
          Scottsdale, AZ  85258
          Attn:  James F. Deyo, III

     (c) Mail Addressed to Seller. After the Closing Date, Buyer may open all mail addressed to Seller at the premises of the Existing and Construction Restaurants. Buyer shall promptly forward to Seller any mail that does not require Buyer's action.

     (d) Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     (e) Sales, Transfer, Documentary and Other Taxes. In addition to the Transaction Taxes paid herewith, Buyer shall pay all federal, state and local sales, documentary, transfer or other taxes or recording fees, if any, due as a result of the purchase, sale or transfer of the Assets hereunder (including such taxes or fees related to the recording of UCC-1 financing statements related to the Security Agreement and the Second Mortgage(s)), whether imposed by law on Seller or Buyer, and Buyer shall indemnify, reimburse and hold harmless Seller in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required to be filed in connection therewith.

     (f) Entire Agreement. This Agreement, together with the Closing Documents, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement, together with the Closing Documents.

     (g) Assignment and Binding Effect. This Agreement may not be assigned by either party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller and Buyer, but shall not be construed as conferring any other rights on any other person.

     (h) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     (i) Construction. All headings contained in this Agreement are for convenience of reference only, and do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     (j) Exhibits and Schedules. All Exhibits and Schedules referred to herein are intended to and hereby are specifically made part of this Agreement.

     (k) Severability. Any provision of this Agreement that is invalid or enforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

     (l) Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute one and the same instrument.

     (m) Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Arizona.

     (n) Limitations. SELLER, BUYER AND THE CONTROLLING PRINCIPAL HEREBY AGREE THAT NO FORM OF PROCEEDING PERMITTED HEREBY WILL BE MAINTAINED BY ANY PARTY TO ENFORCE ANY LIABILITY OR OBLIGATION OF THE OTHER PARTY, WHETHER ARISING FROM THIS AGREEMENT, OR OTHER WISE, UNLESS BROUGHT BEFORE THE EXPIRATION OF ONE (1) YEAR FROM THE DATE OF CLOSING.


     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

SELLER:

RUBY TUESDAY, INC.

/s/ Mary Jane Trainor          By:   /s/ J. Russell Mothershed
Witness                        Name:  J. Russell Mothershed
                               Title: Senior Vice President

                               ATTEST:


/s/ Mary Jane Trainor          By: /s/ Pfilip G. Hunt
Witness                        Name: Pfilip G. Hunt
                               Title: Secretary



BUYER:

RT SOUTHWEST FRANCHISE, LLC

/s/ Mary Jane Trainor          By:  /s/ James F. Deyo, III
Witness                            (James F. Deyo, III), Manager

/s/ Mary Jane Trainor          By:  /s/ James F. Deyo, III
Witness                        Name:  James F. Deyo, III
                               Title:   Controlling Principal






                  LIST OF SCHEDULES AND EXHIBITS


Schedules

Schedule 7(a)(iv)       Required Consents and Approvals



Exhibits

Exhibit A               List of Restaurant Locations; List of Owned and
                         Leased Real Property
Exhibit B               Form of Note
Exhibit C               Form of Security Agreement
Exhibit D               Form of Guaranty
Exhibit E               Form of Bill of Sale
Exhibit F               Form of Assignment/Assumption
Exhibit G-1             Form of Development Agreement
Exhibit G-2             Form of Standard Operating Agreement
Exhibit G-3             Form of Support Services Agreement
Exhibit G-4             Form of Participation Agreement
Exhibit G-5             Form of Employment Agreement
Exhibit H               Form of Sublease
Exhibit I               Form of Amended Operating Agreement
Exhibit J               Form of Certificate of Occasional or Isolated Sale



                      Schedule 7(a)(iv)

                REQUIRED CONSENTS AND APPROVALS


1. All consents and approvals required or necessary to transfer to Buyer all licenses or permits currently held by Seller or the Existing or Construction Restaurants with respect to the sale or consumption of alcoholic beverages on the premises at which the Existing or Construction Restaurants operate.

2. All consents required or necessary from any third party (or third parties) with respect to the Sublease(s).

3.  All consents required by Seller's current lender(s).

4.  The consent of Seller's Board of Directors